SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 18, 2003

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3236 Scott Boulevard

Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

     On May 18, 2003, Celeritek, Inc. (the “Company”) and the Celeritek Shareholder Protective Committee (the “CSPC”) reached a settlement with respect to the proxy contest and the special meeting of shareholders that was scheduled for 10:00 a.m. on May 19, 2003.

     A copy of the press release announcing the settlement and the letter agreement between the Company and the CSPC are attached as exhibits hereto and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

99.1	Press Release.

99.2	Letter Agreement, dated May 18, 2003, between Celeritek, Inc. and the Celeritek Shareholder Protective Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: May 19, 2003	By:	/s/ Margaret E. Smith

Margaret E. Smith
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release
99.2	Letter Agreement, dated May 18, 2003, between Celeritek, Inc. and the Celeritek Shareholder Protective Committee